UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 17, 2014

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure.

The information in this report furnished pursuant to Items 2.02 and 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Items 2.02 and 7.01 of this report.

On April 17, 2014, Advanced Micro Devices, Inc. (the “Company”) announced its financial position and results of operations as of and for its fiscal quarter ended March 29, 2014 in an earnings press release that is attached hereto as Exhibit 99.1. Attached hereto as Exhibit 99.2 is financial information and commentary by Devinder Kumar, Senior Vice President and Chief Financial Officer of the Company, regarding the Company’s fiscal quarter ended March 29, 2014.

To supplement the Company’s financial results presented on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis, the Company’s earnings press release and CFO commentary contain non-GAAP financial measures, including non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share, Adjusted EBITDA and non-GAAP free cash flow. The Company believes that this non-GAAP presentation makes it easier for investors to compare current and historical periods’ operating results and that it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

To derive non-GAAP operating expenses for the Company for the first fiscal quarter of 2014, the Company excluded workforce rebalancing severance charges and amortization of acquired intangible assets.

To derive non-GAAP operating expenses for the Company for the fourth fiscal quarter of 2013, the Company excluded the amortization of acquired intangible assets and net legal settlements.

To derive non-GAAP operating expenses for the Company for the third fiscal quarter of 2013, second fiscal quarter of 2013, first fiscal quarter of 2013 and fourth fiscal quarter of 2012, the Company excluded the amortization of acquired intangible assets and net restructuring and other special charges (gains).

To derive non-GAAP operating income for the Company for the first fiscal quarter of 2014, the Company excluded the workforce rebalancing severance charges and amortization of acquired intangible assets.

To derive non-GAAP operating income for the Company for the fourth fiscal quarter of 2013, the Company excluded the amortization of acquired intangible assets and net legal settlements.

To derive non-GAAP operating loss for the Company for the first fiscal quarter of 2013, the Company excluded the amortization of acquired intangible assets and net restructuring and other special charges.

To derive non-GAAP net income and non-GAAP earnings per share for the Company for the first fiscal quarter of 2014, the Company excluded workforce rebalancing severance charges, loss on debt redemption and amortization of acquired intangible assets.

To derive non-GAAP net income and non-GAAP earnings per share for the Company for the fourth fiscal quarter of 2013, the Company excluded the amortization of acquired intangible assets and net legal settlements.

To derive non-GAAP net loss and non-GAAP loss per share for the Company for the first fiscal quarter of 2013, the Company excluded the amortization of acquired intangible assets and net restructuring and other special charges.

Specifically, these non-GAAP financial measures reflect adjustments based on the following:

Amortization of acquired intangible assets: Amortization of acquired intangible assets represents amortization expenses of acquired identifiable intangible assets in connection with the Company’s acquisitions of ATI

Technologies Inc. and SeaMicro, Inc. The Company excluded this item from the Company’s GAAP operating expenses, GAAP operating income (loss), GAAP net income (loss) and GAAP income (loss) per share for all periods presented because these expenses are not indicative of ongoing operating performance.

Restructuring and other special charges (gains), net: Net restructuring and other special charges (gains) were recorded for the following periods:

•	For the third fiscal quarter of 2013, net gains primarily consisted of real estate transactions related to the Company’s facilities in Singapore and Austin, Texas. The net gains primarily represented the difference between the sales proceeds and the carrying values of the properties sold.
•	For the second fiscal quarter of 2013, net charges primarily consisted of costs the Company incurred from the exit of a portion of the Company’s facility in Sunnyvale, California, partially offset by the release of employee severance costs that were either (i) estimated at the time of the employees’ separation and subsequently settled, or (ii) attributable to the subsequent retention of the employees due to changes in the business environment.
•	For the first fiscal quarter of 2013, net charges primarily consisted of a loss associated with the sale and leaseback of the Company’s facility in Austin, Texas, partially offset by a gain on the sale and leaseback of one of the Company’s buildings in Markham, Canada.
•	For the fourth fiscal quarter of 2012, charges represented costs that the Company incurred from its restructuring plans implemented to reduce operating expenses and better position the Company competitively. The charges were primarily associated with a reduction of the Company’s global workforce.

The Company excluded restructuring and other special charges (gains), net, from the Company’s GAAP operating expenses for the third fiscal quarter of 2013, second fiscal quarter of 2013, first fiscal quarter of 2013 and fourth quarter of fiscal 2012 because they are not indicative of ongoing operating performance. The Company excluded restructuring and other special charges, net, from the Company’s GAAP operating loss, GAAP net loss and GAAP loss per share for the first fiscal quarter of 2013 because they are not indicative of ongoing operating performance.

Workforce rebalancing severance charges: During the first fiscal quarter of 2014, the Company recorded employee severance costs associated with a reduction of the Company’s global workforce as part of the ongoing transformation and diversification strategy. The Company excluded this item from the Company’s GAAP operating expenses, GAAP operating income, GAAP net loss and GAAP loss per share for first fiscal quarter of 2014 because it is not indicative of ongoing operating performance.

Loss on debt redemption: This represents the loss that the Company recognized during the first fiscal quarter of 2014 from its partial repurchase of certain outstanding indebtedness. During the first fiscal quarter of 2014, the Company repurchased an aggregate of $487 million principal amount of its 6.00% Convertible Senior Notes due 2015 and $48 million aggregate principal amount of its 8.125% Senior Notes due 2017, resulting in a loss of $15 million. The Company excluded this item from the Company’s GAAP net loss and GAAP loss per share for the first fiscal quarter of 2014 because it is not indicative of ongoing operating performance.

Legal settlements, net: During the fourth fiscal quarter of 2013, the Company entered into various licenses and settlements regarding patent-related matters. Pursuant to these agreements, the Company received in aggregate $48 million in net cash, which the Company recorded under the legal settlements, net, line item. The Company excluded this amount from its GAAP operating expenses, GAAP operating income, GAAP net income and GAAP earnings per share for the fourth fiscal quarter of 2013 because it is not indicative of ongoing operating performance.

In addition to the above non-GAAP financial measures, the Company presented “Adjusted EBITDA” as a supplemental measure of its performance. The Company determines its Adjusted EBITDA by adjusting operating income (loss) for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition, the Company also included the following adjustments for the applicable period:

•	For the first fiscal quarter of 2014, the Company also included adjustments for workforce rebalancing severance charges.
•	For the fourth fiscal quarter of 2013, the Company also included adjustments for net legal settlements.
•	For the first fiscal quarter of 2013, the Company also included adjustments for net restructuring and other special charges.

The Company calculates and communicates Adjusted EBITDA in the financial tables to the earnings press release and the CFO commentary because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.

The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

The Company also presents non-GAAP free cash flow in the financial tables to the earnings press release and the CFO commentary as a supplemental measure of its performance. Non-GAAP free cash flow for the Company was determined by adjusting GAAP net cash provided by (used in) operating activities for capital expenditures. The Company calculates and communicates non-GAAP free cash flow because the Company’s management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of non-GAAP free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities. The Company has provided reconciliations within the earnings press release, including its financial tables, and the CFO commentary of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated April 17, 2014

99.2	CFO Commentary on First Fiscal Quarter of 2014 Results

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2014	ADVANCED MICRO DEVICES, INC.

	By:	/s/ HARRY A. WOLIN
	Name:	Harry A. Wolin
	Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated April 17, 2014

99.2	CFO Commentary on First Fiscal Quarter of 2014 Results